                                                                     Exhibit 15



July 29, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 14, 1999 on our review of interim financial information of First Liberty Financial Corp. for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-3 dated August 2, 1999.

Yours very truly,


/s/ PricewaterhouseCoopers LLP